Exhibit 99.1

NEWS RELEASE

Media Contact: Colleen Flanagan Johnson, cefjohnson@magellanhealth.com, (860) 507-1923

Investor Contact: Joe Bogdan, jbogdan@magellanhealth.com, (860) 507-1910

Magellan Health Reports Second Quarter 2017 Financial Results

Scottsdale, Ariz. – July 28, 2017 – Magellan Health, Inc. (NASDAQ: MGLN) today announced financial results for the second quarter ended June 30, 2017, as summarized below:

	Three Months Ended June 30			Six Months Ended June 30
(In millions, except per share results)	2017	2016	Chg	2017	2016	Chg
Net revenue	$1,419.1	$1,164.3	22%	$2,724.8	$2,281.4	19%
Net income	$5.5	$4.0	39%	$23.2	$17.2	35%
Segment profit [1]	$54.3	$56.9	-5%	$124.2	$116.8	6%
Adjusted net income [1]	$14.1	$14.4	-2%	$40.2	$33.8	19%
Per share results:
Earnings per share	$0.23	$0.16	44%	$0.97	$0.70	39%
Adjusted earnings per share [1]	$0.59	$0.58	2%	$1.67	$1.38	21%

[1]Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

Highlights Include:

•	Second quarter net revenue was $1.4 billion, a 22 percent increase over second quarter of 2016.
•	Segment profit was $54.3 million, a 5 percent decrease over the second quarter of 2016.
•	Net income was $5.5 million, an increase of 39 percent over the same quarter of 2016.
•	Adjusted net income was $14.1 million compared to $14.4 million in the second quarter of 2016.
•

Unrestricted cash and investments were $273.3 million as of June 30, 2017. Approximately $116.6 million of the unrestricted cash and investments related to excess capital and undistributed earnings held at regulated entities.

•	The Company repurchased approximately 90,000 shares of its common stock year to date through July 21, 2017 for approximately $6.4 million. The Company has $68.4 million remaining in its share repurchase authorization program. On July 26, 2017, the Board of Directors extended this program for one year through October 26, 2018.

•

On July 13, 2017, the Company announced that it entered into a definitive agreement to acquire Senior Whole Health, a healthcare company focused on serving, complex, high-risk populations, providing both Medicare and Medicaid dual-eligible benefits in New York and Massachusetts. The Company anticipates the impact of this acquisition to be accretive in the twelve months following closing of approximately $0.60 earnings per share and $1.00 adjusted earnings per share. Beyond 2018, the Company anticipates synergies of approximately $10 million annually as a result of savings from insourcing pharmacy and behavioral health services, as well as administrative expense efficiencies. The acquisition is subject to certain state and federal regulatory approvals and is expected to close by the end of the first quarter 2018.

•

On August 1, 2017, the Company will begin serving members in the Tidewater region in Virginia, through the Commonwealth Coordinated Care Plus (CCC Plus) program. The CCC Plus program is Virginia's initiative around Managed Long Term Services and Supports (MLTSS), and will serve approximately 214,000 individuals with complex care needs. The CCC Plus program will phase in MLTSS members by region from August 2017 through January 2018.

“I’m pleased with the progress against our strategic initiatives and excited about the Senior Whole Health acquisition. This acquisition will strengthen our capabilities in dual-eligible long-term care programs, enhance our presence in New York and provide entry into the Massachusetts long-term care market,” said Barry M. Smith, chairman and chief executive officer of Magellan Health. “For the balance of the year, we are focused on the successful implementation of our Virginia program and actions to improve results for our commercial healthcare business.”

Net Revenue

Net revenue for the second quarter of 2017 increased 22 percent to $1.4 billion versus $1.2 billion in the second quarter of 2016. The year-over-year increase is primarily due to net business growth and the annualization of revenue from prior year acquisitions.

Healthcare Segment Profit

Healthcare segment profit for the quarter ended June 30, 2017 decreased 13 percent to $30.0 million versus $34.4 million in the second quarter of 2016. The year over year decrease was primarily due to the moratorium on the Health Insurer Fee, cost pressures in two of our commercial healthcare accounts, contract implementation costs and net unfavorable out-of-period items, partially offset by improved results in our government healthcare business and contributions from AFSC, which was acquired in July 2016.

Pharmacy Management Segment Profit

Pharmacy segment profit for the quarter ended June 30, 2017 increased 5 percent to $33.9 million versus $32.3 million for the second quarter of 2016. This year-over-year increase was driven by net business growth and earnings from the Veridicus acquisition, partially offset by higher investments to support growth initiatives.

Corporate

Corporate costs, inclusive of eliminations but excluding stock compensation expense, were $9.6 million, versus $9.8 million during the second quarter of 2016.

Cash Flow & Balance Sheet

Cash flow provided by operations for the six months ended June 30, 2017 was $3.8 million, as compared to cash flow used by operations of $119.2 million for the six months ended June 30, 2016. The prior year operating cash flow was impacted by several factors, including a contingent consideration payment related to the CDMI acquisition, the initial build-up of Part D receivables, and the run-out of claims related to our former contract with the state of Iowa.

As of June 30, 2017, the Company’s unrestricted cash and investments totaled $273.3 million, which represents a decrease of $20.6 million from the balance at December 31, 2016. Approximately $116.6 million of the unrestricted cash and investments at June 30, 2017 is related to excess capital and undistributed earnings held at regulated entities.

Restricted cash and investments at June 30, 2017 of $316.9 million is comparable to the balance at December 31, 2016 of $315.9 million.

Outlook

“While we are reiterating our guidance for 2017, we now expect our results to be approximately at the lower end of the ranges,” said Jonathan N. Rubin, chief financial officer. “Compared to the first half of 2017, we expect an increased segment profit run rate for the remainder of the year due to the following factors: the implementation of actions to improve results in commercial healthcare, business growth, rate increases, normal earnings seasonality in our Part D plan and timing of customer settlements across our businesses.”

	2017 Guidance Ranges
(In millions, except per share results)	Low	High
Net revenue	$5,795.0	$6,095.0
Net income	$90.0	$114.0
Segment profit [1]	$329.0	$349.0
Adjusted net income [1]	$123.0	$145.0
Cash flow from operations	$150.0	$182.0
Per share results:
Earnings per share	$3.72	$4.71
Adjusted earnings per share [1]	$5.08	$5.99

[1]Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

Earnings Conference Call

Management will discuss the Company’s second quarter results on a conference call scheduled for Friday, July 28, 2017 at 8:30 a.m. Eastern. To participate in the conference call, dial 1-800-857-1812 approximately 10 minutes before the start of the call. The conference call will also be available live via webcast at Magellan's investor relations page at MagellanHealth.com. A telephonic replay will be available shortly after the conclusion of the call through August 28, 2017. This replay may be accessed by dialing 1-866-467-2412 (domestic) or 1-203-369-1448 (international). A replay of the webcast will also be available at the site listed above for 30 days, beginning approximately two hours after its conclusion.

Basis of Presentation

In addition to results determined under Generally Accepted Accounting Principles (GAAP), Magellan provides certain non-GAAP financial measures that management believes are useful in assessing the Company’s performance. Following is a description of these important non-GAAP measures.

Segment profit is equal to net revenues less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit or loss from non-controlling interests held by other parties, stock compensation expense, special charges or benefits, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions.

Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions completed after January 1, 2013 to exclude non‑cash stock compensation expense resulting from restricted stock purchases by sellers, changes in the fair value of contingent consideration, amortization of identified acquisition intangibles, as well as impairment of identified acquisition intangibles.

Included in the tables issued with this press release are the reconciliations from GAAP measures to the corresponding non-GAAP measures.

About Magellan Health

Magellan Health, Inc. is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan supports innovative ways of accessing better health through technology, while remaining focused on the critical personal relationships that are necessary to achieve a healthy, vibrant life. Magellan's customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Forward-Looking Statements

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the Securities and Exchange Commission’s Fair Disclosure Regulation. This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties, many of which are out of our control. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding 2017 guidance for net revenue, net income, earnings per share, segment profit, adjusted net income, adjusted earnings per share, cash flow from operations, segment profit run rate, anticipated accretion and synergies from the Senior Whole Health acquisition, growth opportunities and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of health care services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on February 24, 2017, and the Company’s subsequent Quarterly Reports on Form 10-Q filed during 2017. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit, adjusted net income, and adjusted EPS information referred to herein may be considered a non-GAAP financial measure. Further information regarding these measures, including the reasons management considers this information useful to investors, are included in the Company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2016	June 30, 2017
		(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$304,508	$281,333
Accounts receivable, net	606,764	628,539
Short-term investments	297,493	300,436
Pharmaceutical inventory	58,995	59,738
Other current assets	51,507	73,259
Total Current Assets	1,319,267	1,343,305
Property and equipment, net	172,524	165,088
Long-term investments	7,760	8,395
Deferred income taxes	3,125	4,911
Other long-term assets	12,725	26,845
Goodwill	742,054	745,997
Other intangible assets, net	186,232	165,102
Total Assets	$2,443,687	$2,459,643

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$95,635	$70,735
Accrued liabilities	202,176	179,053
Short-term contingent consideration	9,354	9,769
Medical claims payable	184,136	198,343
Other medical liabilities	197,856	189,628
Current debt and capital lease obligations	403,693	428,791
Total Current Liabilities	1,092,850	1,076,319
Long-term debt and capital lease obligations	214,686	201,148
Tax contingencies	13,981	15,168
Long-term contingent consideration	1,799	1,587
Deferred credits and other long-term liabilities	15,882	17,764
Total Liabilities	1,339,198	1,311,986

Redeemable non-controlling interest	4,770	3,919
Stockholders' Equity:
Ordinary common stock	520	522
Additional paid-in capital	1,186,283	1,212,427
Retained earnings	1,289,288	1,312,535
Accumulated other comprehensive loss	(175)	(174)
Ordinary common stock in treasury, at cost	(1,376,197)	(1,381,572)
Total Stockholders' Equity	1,099,719	1,143,738
Total Liabilities, Redeemable Non-Controlling Interest and Stockholders' Equity	$2,443,687	$2,459,643

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2017	2016	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net revenue:
Managed care and other	$699,861	$821,699	$1,376,322	$1,551,039
PBM and dispensing	464,484	597,440	905,045	1,173,723
Total net revenue	1,164,345	1,419,139	2,281,367	2,724,762

Costs and expenses:
Cost of care	472,529	583,264	930,160	1,065,318
Cost of goods sold	436,930	562,355	852,389	1,104,988
Direct service costs and other operating expenses (1)(2)(3)	214,077	231,372	406,533	452,858
Depreciation and amortization	25,580	27,731	50,587	54,707
Interest expense	1,994	4,900	3,742	9,048
Interest and other income	(692)	(1,071)	(1,375)	(2,020)
Total costs and expenses	1,150,418	1,408,551	2,242,036	2,684,899
Income before income taxes	13,927	10,588	39,331	39,863
Provision for income taxes	12,615	5,661	24,628	17,467
Net income	1,312	4,927	14,703	22,396
Less: net income (loss) attributable to non-controlling interest	(2,646)	(573)	(2,492)	(851)
Net income attributable to Magellan	$3,958	$5,500	$17,195	$23,247

Weighted average number of common shares outstanding — basic	23,516	23,108	23,570	23,060
Weighted average number of common shares outstanding — diluted	24,643	24,038	24,574	24,037

Net income per common share attributable to Magellan — basic	$0.17	$0.24	$0.73	$1.01
Net income per common share attributable to Magellan — diluted	$0.16	$0.23	$0.70	$0.97

Net income	$1,312	$4,927	$14,703	$22,396
Other comprehensive income:
Unrealized (losses) gains on available-for-sale securities (4)	(2)	22	236	1
Comprehensive income	1,310	4,949	14,939	22,397
Less: comprehensive income (loss) attributable to non-controlling interest	(2,646)	(573)	(2,492)	(851)
Comprehensive income attributable to Magellan	$3,956	$5,522	$17,431	$23,248

(1)

Includes stock compensation expense of $9,510 and $11,371 for the three months ended June 30. 2016 and 2017. respectively, and $18,397 and $21,511 for the six months ended June 30,2016 and 2017, respectively.

(2)

Includes changes in fair value of contingent consideration of $463 and $252 for the three months ended June 30, 2016 and 2017, respectively, and $197 and $203 for the six months ended June 30. 2016 and 2017, respectively

(3)	Includes impairment of intangible assets of $4,800 for the three and six months ended June 30, 2016.
(4)	Net of income tax provision of $1 and $14 for the three months ended June 30, 2016 and 2017, respectively, and $147 and $2 for the six months ended June 30, 2016 and 2017, respectively

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2016	2017
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$14,703	$22,396
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	50,587	54,707
Non-cash impairment of intangible assets	4,800	-
Non-cash interest expense	204	578
Non-cash stock compensation expense	18,397	21,511
Non-cash income tax expense (benefit)	1,570	(1,520)
Non-cash amortization on investments	3,147	2,094
Changes in assets and liabilities, net of effects from acquisitions of businesses:
Accounts receivable, net	(74,430)	(21,859)
Pharmaceutical inventory	(12,246)	(1,188)
Other assets	(56,460)	(21,974)
Accounts payable and accrued liabilities	14,522	(59,372)
Medical claims payable and other medical liabilities	(34,460)	5,978
Contingent consideration	(50,904)	203
Tax contingencies	647	764
Deferred credits and other long-term liabilities	663	1,882
Other	23	(364)
Net cash (used in) provided by operating activities	(119,237)	3,836

Cash flows from investing activities:
Capital expenditures	(30,522)	(26,797)
Acquisitions and investments in businesses, net of cash acquired	(15,477)	(3,200)
Purchase of investments	(211,061)	(238,814)
Maturity of investments	246,786	233,143
Net cash used in investing activities	(10,274)	(35,668)

Cash flows from financing activities:
Proceeds from issuance of debt	225,000	200,000
Payments to acquire treasury stock	(25,458)	(5,000)
Proceeds from exercise of stock options and warrants	9,691	5,946
Payments on debt and capital lease obligations	(9,401)	(190,978)
Payments on contingent consideration	(39,958)	-
Other	(94)	(1,311)
Net cash provided by financing activities	159,780	8,657

Net increase (decrease) in cash and cash equivalents	30,269	(23,175)
Cash and cash equivalents at beginning of period	249,029	304,508
Cash and cash equivalents at end of period	$279,298	$281,333

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2017	2016	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Healthcare
Managed care and other revenue	$637,970	$755,270	$1,256,898	$1,420,646
Cost of care	(472,529)	(583,264)	(930,160)	(1,065,318)
Direct service costs and other	(139,965)	(145,914)	(265,582)	(284,882)
Stock compensation expense (1)	2,451	3,106	4,470	5,765
Changes in fair value of contingent consideration (1)	390	252	70	203
Impairment of intangible assets (1)	4,800	-	4,800	-
Less: non-controlling interest segment profit (loss) (2)	(1,305)	(568)	(1,136)	(845)
Healthcare segment profit	34,422	30,018	71,632	77,259

Pharmacy Management
Managed care and other revenue	61,975	66,659	119,552	130,839
PBM and dispensing revenue	495,399	631,932	965,633	1,238,678
Cost of goods sold	(466,637)	(595,446)	(910,586)	(1,167,283)
Direct service costs and other	(64,086)	(74,953)	(124,927)	(150,806)
Stock compensation expense (1)	5,548	5,684	10,970	11,414
Changes in fair value of contingent consideration (1)	73	-	127	-
Pharmacy Management segment profit	32,272	33,876	60,769	62,842

Corporate and Elimination (3)
Managed care and other revenue	(84)	(230)	(128)	(446)
PBM and dispensing revenue	(30,915)	(34,492)	(60,588)	(64,955)
Cost of goods sold	29,707	33,091	58,197	62,295
Direct service costs and other	(10,026)	(10,505)	(16,024)	(17,170)
Stock compensation expense (1)	1,511	2,581	2,957	4,332
Less: non-controlling interest segment profit (loss) (2)	(7)	(1)	(11)	(2)
Corporate and Elimination	(9,800)	(9,554)	(15,575)	(15,942)

Consolidated
Managed care and other revenue	699,861	821,699	1,376,322	1,551,039
PBM and dispensing revenue	464,484	597,440	905,045	1,173,723
Cost of care	(472,529)	(583,264)	(930,160)	(1,065,318)
Cost of goods sold	(436,930)	(562,355)	(852,389)	(1,104,988)
Direct service costs and other	(214,077)	(231,372)	(406,533)	(452,858)
Stock compensation expense (1)	9,510	11,371	18,397	21,511
Changes in fair value of contingent consideration (1)	463	252	197	203
Impairment of intangible assets (1)	4,800	-	4,800	-
Less: non-controlling interest segment profit (loss) (2)	(1,312)	(569)	(1,147)	(847)
Consolidated segment profit	$56,894	$54,340	$116,826	$124,159

Reconciliation of income before taxes to segment profit:
Income before income taxes	$13,927	$10,588	$39,331	$39,863
Stock compensation expense	9,510	11,371	18,397	21,511
Changes in fair value of contingent consideration	463	252	197	203
Impairment of intangible assets	4,800	-	4,800	-
Non-controlling interest segment (profit) loss	1,312	569	1,147	847
Depreciation and amortization	25,580	27,731	50,587	54,707
Interest expense	1,994	4,900	3,742	9,048
Interest and other income	(692)	(1,071)	(1,375)	(2,020)
Segment profit	$56,894	$54,340	$116,826	$124,159

(1)

Stock compensation expense changes in the fair value of contingent consideration recoded in relation to acquisitions and impairment of intangible assets are included indirect service costs and other operating expenses; however, these amounts are excluded from the computation of segment profit

(2)	The non-controlling portion of AlphaCare's segment profit (loss) is excluded from the computation of segment profit
(3)

Healthcare subcontracts with Pharmacy Management to provide pharmacy benefits management services for certain of Healthcare’s customers. ln addition, Pharmacy Management provides pharmacy benefits management for the Company’s employees covered under its medical plan. As such revenue cost of goods sold and direct service cost and other related to these arrangements are eliminated.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

NON-GAAP MEASURES

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2017	2016	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income attributable to Magellan	$3,958	$5,500	$17,195	$23,247
Adjusted for acquisitions starting in 2013
Stock compensation expense relating to acquisitions	4,556	4,906	9,112	9,758
Changes in fair value of contingent consideration	463	252	197	203
Amortization of acquired intangibles	5,509	8,315	11,289	16,766
Impairment of intangible assets, net of non-controlling interest	3,936	-	3,936	-
Tax impact	(4,071)	(4,888)	(7,949)	(9,767)
Adjusted net income	$14,351	$14,085	$33,780	$40,207

Net income per common share attributable to Magellan —Diluted	$0.16	$0.23	$0.70	$0.97
Adjusted for acquisitions starting in 2013
Stock compensation expense relating to acquisitions	0.19	0.20	0.37	0.40
Changes in fair value of contingent consideration	0.02	0.01	0.01	0.01
Amortization of acquired intangibles	0.22	0.35	0.46	0.70
Impairment of intangible assets, net of non-controlling interest	0.16	-	0.16	-
Tax impact	(0.17)	(0.20)	(0.32)	(0.41)
Adjusted earnings per share	$0.58	$0.59	$1.38	$1.67

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

FISCAL 2017 GUIDANCE

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(ln millions, except per share amounts)

	Low	High
Net income attributable to Magellan	$90.0	$114.0
Adjusted for acquisitions starting in 2013
Stock compensation expense relating to acquisitions	16.7	16.7
Changes in fair value of contingent consideration	2.0	‑
Amortization of acquired intangibles	34.0	34.0
Tax impact	(19.7)	(19.7)
Adjusted net income	$123.0	$145.0

Net income per common share attributable to Magellan —Diluted	$3.72	$4.71
Adjusted for acquisitions starting in 2013
Stock compensation expense relating to acquisitions	0.69	0.69
Changes in fair value of contingent consideration	0.08	-
Amortization of acquired intangibles	1.40	1.40
Tax impact	(0.81)	(0.81)
Adjusted earnings per share	$5.08	$5.99

Reconciliation of income before income taxes to segment profit:
Income before income taxes	$149.0	$189.0
Stock compensation expense	40.0	36.0
Changes in fair value of contingent consideration	2.0	-
Depreciation and amortization	117.0	113.0
Interest expense	23.0	13.0
Interest income	(2.0)	(2.0)
Segment profit	$329.0	$349.0

SENIOR WHOLE HEALTH ACCRETION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(12 month accretion from acquisition date)

Accretion
Net income per common share —Diluted	$0.60
Adjusted for acquisition
Amortization of acquired intangibles	0.67
Tax impact	(0.27)
Adjusted earnings per share	$1.00

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